UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 2, 2025

SOLAREDGE TECHNOLOGIES, INC
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Hamada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SEDG	Nasdaq (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ◻

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On March 2, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of SolarEdge Technologies, Inc. (the “Company”) appointed Mr. Asaf Alperovitz, as the Chief Financial Officer of the Company (“CFO”), effective immediately. In his role as CFO, Mr. Alperovitz also will act as the Company’s principal accounting officer (“PAO”). Mr. Alperovitz succeeds Ariel Porat, who served as the Company’s CFO until March 2, 2025 when he notified the Board that he has taken a personal decision to step down from such positions. Mr. Porat will continue as a non-officer employee of the Company for a six-month transition period, which transition period shall satisfy the notice period required under his existing employment agreement.

Prior to his appointment as CFO and PAO, Mr. Alperovitz, age 55, has served as a Chief Financial Officer at Delta Galil Industries Ltd. (TASE: DELG), a global high-tech apparel company, from 2019 to 2024. Previously, Mr. Alperovitz also served as Chief Executive Officer of AllMed Medical Solutions Ltd. (TASE: ALMD) from 2012 to 2019. Mr. Alperovitz has also held senior management roles at Syneron Candela, Omrix Biopharmaceuticals (prior to its acquisition by Johnson & Johnson), Tefron and Ernst & Young.  Mr. Alperovitz holds an MBA and BA in accounting and economics from Tel Aviv University.

In connection with his appointment as CFO, Mr. Alperovitz entered into an employment agreement, pursuant to which he will receive: (i) a total monthly salary of 155,000 NIS per month (subject to a 10% reduction until certain Company financial performance goals are met), (ii) a target annual bonus of 75% of his non-reduced annual base salary, pro-rated for 2025, (iii) restricted stock units with a value of approximately $600,000, vesting as to 25% on May 31, 2026 and in 12 quarterly installments thereafter, (iv) performance stock units with a value of approximately $900,000, which will vest during a performance period ending December 5, 2027 based on a minimum of two years of employment following the Grant Date and the 30-day successive average trading price of the Company’s common stock (the “30-Day Price”) as follows: (A) as to 33.3% when the 30-Day Price reaches $40 or more, (B) as to 33.3% when the 30-Day Price reaches $70 or more, and (C) as to 33.3% when the 30-Day Price reaches $100 or more; and (v) participation in the Company’s benefit plans and perquisites available to similarly situated executives, including participation in a manager’s insurance policy in accordance with Israeli law. The employment agreement also provides for a 90-day termination notice in the event of a termination without Cause. In addition, in the event of a termination of Mr. Alperovitz’s employment by the Company without Cause or by Mr. Alperovitz for Justifiable Reason (each as defined therein), in each case, within 12 months of a Change of Control (as defined therein), all outstanding equity awards held by Mr. Alperovitz will be fully accelerated.

Mr. Alperovitz was not appointed pursuant to any arrangement or understanding with any other person. Mr. Alperovitz does not have any family relationships with any director or executive officer of the Company, and there are no transactions where the Company is a participant and in which Mr. Alperovitz has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Alperovitz will also enter into a standard indemnification agreement with the Company, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 7, 2023.

Item 7.01.	Regulation FD Disclosure.

On March 3, 2025, the Company issued a press release announcing the appointment of Mr. Alperovitz as CFO and Mr. Porat’s resignation. A copy of the press release is attached as Exhibit 99.1 hereto.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: March 3, 2025	By:	/s/ Dalia Litay
	Name:	Dalia Litay
	Title:	Chief Legal Officer